NEWS RELEASE	CONTACT:	Scott B. Flaherty
Executive Vice President &
Chief Financial Officer
sflaherty@willislease.com
561.413.0112

Willis Lease Finance Corporation Announces Timing of
Fourth Quarter and Full Year 2025 Earnings and Conference Call

COCONUT CREEK, FL — February 10, 2026 — Willis Lease Finance Corporation (NASDAQ: WLFC) (“WLFC”) plans to announce its financial results for the fourth quarter and full year 2025 on Tuesday, March 10, 2026.

WLFC plans to hold a conference call led by members of WLFC’s executive management team on Tuesday, March 10, 2026, at 10:00 a.m. Eastern Standard Time to discuss its fourth quarter and full year 2025 results. Individuals wishing to participate in the conference call should dial: US and Canada (800) 281-3044, International +1 (646) 307-1068, wait for the conference operator and provide the operator with the Conference ID 661343. A digital replay will be available two hours after the completion of the conference call. To access the replay, please visit our website at www.wlfc.global under the Investor Relations section for details.

A copy of this press release and an earnings supplement will be posted to the Investor Relations section of the Company’s website, www.wlfc.global, prior to the call.

Willis Lease Finance Corporation

Willis Lease Finance Corporation (WLFC) leases large and regional spare commercial aircraft engines and aircraft to airlines, aircraft engine manufacturers and maintenance, repair and overhaul providers worldwide. These leasing activities are integrated with engine and aircraft trading, engine lease pools and asset management services, as well as various end-of-life solutions for engines and aviation materials provided through Willis Aeronautical Services, Inc. Additionally, through Willis Engine Repair Center®, Willis Aviation Services Limited, and Jet Centre by Willis, the company’s service offerings include Part 145 engine maintenance, aircraft line and base maintenance, aircraft disassembly, parking and storage, airport FBO and ground and cargo handling services.

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